Exhibit 99.2
BOSTON PROPERTIES ANNOUNCES SECOND QUARTER 2021 RESULTS; REPORTS EPS OF $0.71 AND FFO PER SHARE OF $1.72

Exceeds EPS and FFO Guidance for Q2; Announces Acquisitions to Establish a New Market Presence in Seattle, Broaden its Life Sciences Portfolio and Expand into NYC’s Midtown South Submarket

BOSTON, MA, July 27, 2021 - Boston Properties, Inc. (NYSE: BXP), the largest publicly-traded developer, owner and manager of Class A office properties in the United States, reported results today for the second quarter ended June 30, 2021.
Financial highlights for the second quarter include:
•Net income attributable to common shareholders of $111.7 million, or $0.71 per diluted share (EPS), compared to $266.5 million, or $1.71 per diluted share, for the quarter ended June 30, 2020. The decrease in EPS in the second quarter of 2021 was due to gains on asset sales in the second quarter of 2020 that did not reoccur in 2021.
•Funds from Operations (FFO) of $268.6 million, or $1.72 per diluted share, compared to FFO of $236.9 million, or $1.52 per diluted share, for the quarter ended June 30, 2020.
◦FFO of $1.72 per diluted share was $0.12 greater than the mid-point of the Company's second quarter guidance provided on April 27, 2021, primarily due to improved portfolio performance of $0.06, higher-than-projected parking, hotel and retail income of $0.03 and higher-than-projected termination income of $0.03 in the quarter. The improved portfolio performance in the quarter included approximately $0.03 of lower-than-projected expenses that have been deferred into the third quarter of 2021.

The Company provided guidance for the third of quarter 2021 with projected EPS of $1.28 - $1.30 and projected FFO of $1.68 - $1.70 per diluted share. See “EPS and FFO per Share Guidance” below.

Second quarter and recent business highlights include:
•Signed approximately 1.2 million square feet of leases in the second quarter with a weighted-average lease term of 7.5 years. This reflects leasing volume of more than double the total square feet of leases executed in first quarter of 2021. Notable leases signed during the second quarter include:
◦a 351,000 square-foot, seven-year lease with a leading entertainment company at Colorado Center, in Santa Monica, California.
◦a 140,000 square-foot expansion lease with a technology company at Santa Monica Business Park in Santa Monica, California.
◦a 98,000 square-foot, 12-year lease with a large consulting company at Metropolitan Square in Washington, DC.
◦a 77,000 square-foot lease expansion and extension with a technology security company in Reston, Virginia.

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◦a 36,000 square-foot lease extension with a technology provider in Waltham, Massachusetts.
◦a 26,000 square-foot lease extension with a legal services company at Embarcadero Center in San Francisco, California.
◦a 25,000 square-foot, 11-year lease expansion with a financial services company at 399 Park Avenue in New York, New York.
•Secured several new acquisitions during and subsequent to the quarter including:
◦Safeco Plaza, an 800,000 square-foot Class A office building in Seattle, Washington. The property is approximately 90% leased. This marks BXP’s initial entry into the Seattle market, one of the most vibrant markets in the U.S. for companies in the technology, life sciences, manufacturing and financial services sectors. The Company expects to close the acquisition in September 2021 for a purchase price of approximately $465 million. BXP expects to purchase this in a joint venture and hold up to a 51% ownership in the property.
◦360 Park Avenue South, a 450,000 square-foot 20-story office property located in the Midtown South submarket of Manhattan, New York. The property is fully leased to a single tenant who will be vacating in late 2021 providing BXP with the opportunity to complete extensive upgrades and transform the property into a premier modern building that will attract Class A clients. The Company expects to close the acquisition in December 2021 for a purchase price of approximately $300 million, including the assumption of approximately $202 million of debt and the issuance of approximately $98 million of operating partnership units.
◦Shady Grove Bio+Tech Campus, consisting of seven buildings totaling approximately 435,000 square-feet in the Shady Grove area of Rockville, Maryland, a region that is home to more than 400 companies in the biotechnology and life sciences sector. BXP plans to convert the office buildings on the campus to lab to meet current and growing demand in the region from biotechnology companies for new, Class A lab space. The Company expects to begin reconstruction of three of the buildings, which are currently vacant, promptly after closing. The Company expects to close the acquisition in August 2021 for a purchase price of approximately $116.5 million.
◦153 & 211 Second Avenue, two lab properties comprising 137,000 square-feet in Waltham, Massachusetts, a highly desirable location for leading and emerging companies in the life sciences and biotechnology sector. The Company acquired the two lab buildings in June 2021 for a gross purchase price of approximately $100 million in cash. The properties are 100% leased.
•Entered into an agreement to sell 181,191 and 201 Spring Street, in Lexington, Massachusetts for an aggregate gross sales price of $191.5 million. 181,191 and 201 Spring Street is a three-building, 333,000 square-foot complex that is 100% leased. The Company anticipates closing on the sale in September 2021.
•Established a co-investment program with Canada Pension Plan Investment Board (“CPP Investments”) and GIC for future acquisitions of select office properties in the United States. The partners have targeted an aggregate of $1.0 billion of equity to the program, with BXP and CPP Investments each allocating $250 million and GIC allocating $500 million. The partnership expects to employ leverage allowing for an initial investment capacity of approximately $2.0 billion. With these capital commitments, BXP expects to be able to

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accelerate the pace at which it can pursue acquisition opportunities and extend its investment capacity.
•Amended and restated the Company’s revolving credit agreement (the “2021 Credit Facility”). The 2021 Credit Facility provides for borrowings of up to $1.5 billion through an unsecured revolving credit facility, subject to customary conditions, and expires in June 2026. For additional detail on the terms and conditions of the 2021 Credit Facility, refer to the Company's Form 8-K filed on June 16, 2021.

The pending acquisitions and dispositions described above are subject to customary closing conditions, and there can be no assurance that the Company will complete the transactions on the terms currently contemplated or at all.

The reported results are unaudited and there can be no assurance that these reported results will not vary from the final information for the quarter ended June 30, 2021. In the opinion of management, the Company has made all adjustments considered necessary for a fair statement of these reported results.

EPS and FFO per Share Guidance:
The Company’s guidance for the third quarter 2021 for EPS (diluted) and FFO per share (diluted) is set forth and reconciled below. Except as described below, the estimates reflect management’s view of current and future market conditions, including assumptions with respect to rental rates, occupancy levels, the timing of the lease-up of available space and the earnings impact of the events referenced in this release and those referenced during the related conference call. Except as otherwise publicly disclosed, the estimates do not include possible future gains or losses or the impact on operating results from other possible future property acquisitions or dispositions, possible gains or losses from capital markets activity (including, without limitation, due to the early extinguishment of debt and resulting from hedging activity and derivatives), possible future write-offs or reinstatement of accounts receivable and accrued rent or possible future impairment charges. Actual EPS results may be subject to fluctuations as a result of several factors, including changes in the recognition of depreciation and amortization expense, impairment losses on depreciable real estate and any gains or losses associated with disposition activity. The Company is not able to assess at this time the potential impact of these factors on projected EPS. By definition, FFO does not include real estate-related depreciation and amortization, impairment losses on depreciable real estate or gains or losses associated with disposition activities. There can be no assurance that the Company’s actual results will not differ materially from the estimates set forth below.

	Third Quarter 2021
	Low	High
Projected EPS (diluted)	$1.28	$1.30
Add:
Projected Company share of real estate depreciation and amortization	1.05	1.05
Projected Company share of (gains)/losses on sales of real estate	(0.65)	(0.65)
Projected FFO per share (diluted)	$1.68	$1.70

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Boston Properties will host a conference call on Wednesday, July 28, 2021 at 10:00 AM Eastern Time, open to the general public, to discuss the second quarter 2021 results, provide a business update and discuss other business matters that may be of interest to investors. The number to call for this interactive teleconference is (877) 796-3880 (Domestic) or (443) 961-9013 (International) and entering the passcode 3259478. A replay of the conference call will be available by dialing (855) 859-2056 (Domestic) or (404) 537-3406 (International) and entering the passcode 3259478. There will also be a live audio webcast of the call, which may be accessed in the Investor Relations section of the Company’s website at investors.bxp.com. Shortly after the call, a replay of the webcast will be available in the Investor Relations section of the Company’s website and archived for up to twelve months following the call.
Additionally, a copy of Boston Properties’ second quarter 2021 “Supplemental Operating and Financial Data” and this press release are available in the Investor Relations section of the Company’s website at investors.bxp.com.

Boston Properties (NYSE: BXP) is the largest publicly-held developer and owner of Class A office properties in the United States, concentrated in five markets -  Boston, Los Angeles, New York, San Francisco and Washington, DC. The Company is a fully integrated real estate company, organized as a real estate investment trust (REIT), that develops, manages, operates, acquires and owns a diverse portfolio of primarily Class A office space. Including properties owned by joint ventures, the Company’s portfolio totals 51.5 million square feet and 197 properties, including nine properties under construction/redevelopment. For more information about Boston Properties, please visit our website at www.bxp.com or follow us on LinkedIn or Instagram.

This press release contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. You can identify these statements by our use of the words “anticipates,” “believes,” “budgeted,” “could,” “estimates,” “expects,” “guidance,” “intends,” “plans,” “projects” and similar expressions that do not relate to historical matters. These statements are based on our current plans and expectations, projections and assumptions about future events. You should exercise caution in interpreting and relying on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which are, in some cases, beyond Boston Properties’ control. If our underlying assumptions prove inaccurate, or known or unknown risks or uncertainties materialize, actual results could differ materially from those expressed or implied by the forward-looking statement. These factors include, without limitation, uncertainties and risks related to the impact of the COVID-19 global pandemic, including the duration, scope and severity of the pandemic domestically and internationally; federal, state and local government actions or restrictive measures implemented in response to COVID-19, the effectiveness of such measures and the direct and indirect impact of such measures on our and our tenants' businesses, financial condition, results of operation, cash flows, liquidity and performance, and the U.S. and international economy and economic activity generally; the speed, effectiveness and distribution of vaccines; whether new or existing actions/or measures continue to impact the ability of our residential tenants to generate sufficient income to pay, or makes them unwilling to pay, rent in full or at all in a timely manner; the health, continued service and availability of our personnel, including our key personnel and property management teams; and the effectiveness or lack of effectiveness of governmental relief in providing assistance to individuals and large and small businesses, including our tenants, that have suffered significant adverse effects from COVID-19. In addition to the risks specific to COVID-19, other factors include, without limitation, the Company’s ability to enter into new leases or renew leases on favorable terms, dependence on tenants’ financial condition, the uncertainties of real estate development, acquisition and disposition activity, the ability to effectively integrate acquisitions, the uncertainties of investing in new markets, the costs and availability of financing, the effectiveness of our interest rate hedging contracts, the ability of our joint venture partners to satisfy their obligations, the effects of local, national and international economic and market conditions, the effects of acquisitions, dispositions and possible impairment charges on our operating results, the impact of newly adopted accounting principles on the Company’s accounting policies and on period-to-period comparisons of financial results, regulatory changes and other risks and uncertainties detailed from time to time in the Company’s filings with the Securities and Exchange Commission. Boston Properties does not undertake a duty to update or revise any forward-looking statement whether as a result of new information, future events or otherwise, except as may be required by law.

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Financial tables follow.

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BOSTON PROPERTIES, INC. CONSOLIDATED BALANCE SHEETS (Unaudited)
	June 30, 2021	December 31, 2020
	(in thousands, except for share and par value amounts)
ASSETS
Real estate, at cost	$22,012,095	$21,649,383
Construction in progress	908,061	868,773
Land held for future development	497,019	450,954
Right of use assets - finance leases	237,765	237,393
Right of use assets - operating leases	170,331	146,406
Less: accumulated depreciation	(5,752,818)	(5,534,102)
Total real estate	18,072,453	17,818,807
Cash and cash equivalents	557,307	1,668,742
Cash held in escrows	79,973	50,587
Investments in securities	41,476	39,457
Tenant and other receivables, net	58,624	77,411
Related party note receivable, net	77,872	77,552
Note receivables, net	19,087	18,729
Accrued rental income, net	1,172,411	1,122,502
Deferred charges, net	627,338	640,085
Prepaid expenses and other assets	46,946	33,840
Investments in unconsolidated joint ventures	1,305,589	1,310,478
Total assets	$22,059,076	$22,858,190
LIABILITIES AND EQUITY
Liabilities:
Mortgage notes payable, net	$2,901,709	$2,909,081
Unsecured senior notes, net	9,634,356	9,639,287
Unsecured line of credit	—	—
Unsecured term loan, net	—	499,390
Lease liabilities - finance leases	243,381	236,492
Lease liabilities - operating leases	226,594	201,713
Accounts payable and accrued expenses	305,969	336,264
Dividends and distributions payable	169,718	171,082
Accrued interest payable	107,386	106,288
Other liabilities	370,990	412,084
Total liabilities	13,960,103	14,511,681

Commitments and contingencies	—	—
Redeemable deferred stock units	8,980	6,897
Equity:
Stockholders’ equity attributable to Boston Properties, Inc.:
Excess stock, $0.01 par value, 150,000,000 shares authorized, none issued or outstanding	—	—
Preferred stock, $0.01 par value, 50,000,000 shares authorized; 5.25% Series B cumulative redeemable preferred stock, $0.01 par value, liquidation preference $2,500 per share, 92,000 shares authorized, 80,000 shares issued and outstanding at December 31, 2020	—	200,000
Common stock, $0.01 par value, 250,000,000 shares authorized, 156,214,859 and 155,797,725 issued and 156,135,959 and 155,718,825 outstanding at June 30, 2021 and December 31, 2020, respectively	1,561	1,557
Additional paid-in capital	6,405,916	6,356,791
Dividends in excess of earnings	(612,247)	(509,653)
Treasury common stock at cost, 78,900 shares at June 30, 2021 and December 31, 2020	(2,722)	(2,722)
Accumulated other comprehensive loss	(43,166)	(49,890)
Total stockholders’ equity attributable to Boston Properties, Inc.	5,749,342	5,996,083
Noncontrolling interests:
Common units of the Operating Partnership	615,308	616,596
Property partnerships	1,725,343	1,726,933
Total equity	8,089,993	8,339,612
Total liabilities and equity	$22,059,076	$22,858,190

BOSTON PROPERTIES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2021	2020	2021	2020
	(in thousands, except for per share amounts)
Revenue
Lease	$684,025	$630,119	$1,369,842	$1,340,230
Parking and other	18,282	13,946	35,220	38,450
Hotel revenue	1,561	99	2,193	6,924
Development and management services	7,284	8,125	14,087	16,004
Direct reimbursements of payroll and related costs from management services contracts	2,655	2,484	6,160	5,721
Total revenue	713,807	654,773	1,427,502	1,407,329
Expenses
Operating
Rental	248,703	239,787	506,092	502,753
Hotel	1,996	1,973	4,047	8,794
General and administrative	38,405	37,743	83,364	74,197
Payroll and related costs from management services contracts	2,655	2,484	6,160	5,721
Transaction costs	751	332	1,082	947
Depreciation and amortization	183,838	178,188	360,403	349,282
Total expenses	476,348	460,507	961,148	941,694
Other income (expense)
Income (loss) from unconsolidated joint ventures	(1,373)	1,832	3,852	1,463
Gains on sales of real estate	7,756	203,767	7,756	613,932
Interest and other income (loss)	1,452	1,305	2,620	4,322
Gains (losses) from investments in securities	2,275	4,552	3,934	(893)
Losses from early extinguishment of debt	—	—	(898)	—
Interest expense	(106,319)	(107,142)	(214,221)	(208,733)
Net income	141,250	298,580	269,397	875,726
Net income attributable to noncontrolling interests
Noncontrolling interests in property partnerships	(17,164)	767	(33,631)	(18,719)
Noncontrolling interest—common units of the Operating Partnership	(12,383)	(30,197)	(23,422)	(87,525)
Net income attributable to Boston Properties, Inc.	111,703	269,150	212,344	769,482
Preferred dividends	—	(2,625)	(2,560)	(5,250)
Preferred stock redemption charge	—	—	(6,412)	—
Net income attributable to Boston Properties, Inc. common shareholders	$111,703	$266,525	$203,372	$764,232
Basic earnings per common share attributable to Boston Properties, Inc. common shareholders:
Net income	$0.72	$1.71	$1.30	$4.92
Weighted average number of common shares outstanding	156,107	155,386	156,016	155,199
Diluted earnings per common share attributable to Boston Properties, Inc. common shareholders:
Net income	$0.71	$1.71	$1.30	$4.91
Weighted average number of common and common equivalent shares outstanding	156,519	155,407	156,307	155,333

BOSTON PROPERTIES, INC.
FUNDS FROM OPERATIONS (1)
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2021	2020	2021	2020
	(in thousands, except for per share amounts)
Net income attributable to Boston Properties, Inc. common shareholders	$111,703	$266,525	$203,372	$764,232
Add:
Preferred stock redemption charge	—	—	6,412	—
Preferred dividends	—	2,625	2,560	5,250
Noncontrolling interest - common units of the Operating Partnership	12,383	30,197	23,422	87,525
Noncontrolling interests in property partnerships	17,164	(767)	33,631	18,719
Net income	141,250	298,580	269,397	875,726
Add:
Depreciation and amortization expense	183,838	178,188	360,403	349,282
Noncontrolling interests in property partnerships’ share of depreciation and amortization	(17,113)	(22,480)	(33,570)	(40,107)
Company’s share of depreciation and amortization from unconsolidated joint ventures	15,350	21,012	33,762	39,344
Corporate-related depreciation and amortization	(444)	(486)	(884)	(955)
Less:
Gains on sale of investment included within income (loss) from unconsolidated joint ventures	—	5,946	10,257	5,946
Gains on sales of real estate	7,756	203,767	7,756	613,932
Noncontrolling interests in property partnerships	17,164	(767)	33,631	18,719
Preferred dividends	—	2,625	2,560	5,250
Preferred stock redemption charge	—	—	6,412	—
Funds from operations (FFO) attributable to the Operating Partnership common unitholders (including Boston Properties, Inc.)	297,961	263,243	568,492	579,443
Less:
Noncontrolling interest - common units of the Operating Partnership’s share of funds from operations	29,319	26,335	55,940	58,430
Funds from operations attributable to Boston Properties, Inc. common shareholders	$268,642	$236,908	$512,552	$521,013
Boston Properties, Inc.’s percentage share of funds from operations - basic	90.16%	90.00%	90.16%	89.92%
Weighted average shares outstanding - basic	156,107	155,386	156,016	155,199
FFO per share basic	$1.72	$1.52	$3.29	$3.36
Weighted average shares outstanding - diluted	156,519	155,407	156,307	155,333
FFO per share diluted	$1.72	$1.52	$3.28	$3.35

(1)Pursuant to the revised definition of Funds from Operations adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“Nareit”), we calculate Funds from Operations, or “FFO,” by adjusting net income (loss) attributable to Boston Properties, Inc. common shareholders (computed in accordance with GAAP) for gains (or losses) from sales of properties, impairment losses on depreciable real estate consolidated on our balance sheet, impairment losses on our investments in unconsolidated joint ventures driven by a measurable decrease in the fair value of depreciable real estate held by the unconsolidated joint ventures and real estate-related depreciation and amortization. FFO is a non-GAAP financial measure, but we believe the presentation of FFO, combined with the presentation of required GAAP financial measures, has improved the understanding of operating results of REITs among the investing public and has helped make comparisons of REIT operating results more meaningful. Management generally considers FFO and FFO per share to be useful measures for understanding and comparing our operating results because, by excluding gains and losses related to sales of previously depreciated operating real estate assets, impairment losses and real estate asset depreciation and amortization (which can differ across owners of similar assets in similar condition based on historical cost accounting and useful life estimates), FFO and FFO per share can help investors compare the operating performance of a company’s real estate across reporting periods and to the operating performance of other companies.
Our computation of FFO may not be comparable to FFO reported by other REITs or real estate companies that do not define the term in accordance with the current Nareit definition or that interpret the current Nareit definition differently.
In order to facilitate a clear understanding of the Company’s operating results, FFO should be examined in conjunction with net income attributable to Boston Properties, Inc. common shareholders as presented in the Company’s consolidated financial statements. FFO should not be considered as a substitute for net income attributable to Boston Properties, Inc. common shareholders (determined in accordance with GAAP) or any other GAAP financial measures and should only be considered together with and as a supplement to the Company’s financial information prepared in accordance with GAAP.

BOSTON PROPERTIES, INC.
PORTFOLIO LEASING PERCENTAGES

	% Leased by Location
	June 30, 2021	December 31, 2020
Boston	92.9%	94.8%
Los Angeles	83.9%	93.5%
New York	87.2%	87.4%
San Francisco	87.6%	91.0%
Washington, DC	85.3%	84.4%
Total Portfolio	88.6%	90.1%

AT THE COMPANY
Michael LaBelle
Executive Vice President,
Chief Financial Officer and Treasurer
(617) 236-3352

Sara Buda
Vice President, Investor Relations
(617) 236-3429
sbuda@bxp.com

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